PARK ELECTROCHEMICAL CORP. 		                NEWS RELEASE
Contact:  James W. Kelly                   48 South Service Road
                                              Melville, NY 11747
                                                  (631) 465-3600

        PARK ELECTROCHEMICAL REPORTS SECOND QUARTER RESULTS

Melville,  New  York, September 20, 2006......Park Electrochemical
Corp. (NYSE-PKE) reported sales of $66,518,000 for its 2007 fiscal year second quarter ended August 27, 2006 compared to sales of $52,442,000 for the second quarter of last year. Park's sales for the first six months were $129,356,000 compared to sales of $108,118,000 for last year's first six months.

Park reported net earnings before special items of $8,470,000 for the second quarter ended August 27, 2006 compared to net earnings of $6,057,000 for last fiscal year's second quarter ended August 28, 2005. During the current year's second quarter, the Company recorded a pre-tax charge of $1,316,000 in connection with the termination of an insurance arrangement with Jerry Shore, Park's founder and former Chairman, and recognized a $499,000 tax benefit relating to this insurance termination charge. During the quarter, Park also recognized a tax benefit of $3,500,000 relating to the elimination of certain valuation allowances previously established relating to deferred tax assets in the United States and a tax benefit of $1,391,000 relating to the elimination of reserves no longer required as the result of the satisfactory completion of a tax audit. Accordingly, net earnings were $12,544,000 for the second quarter ended August 27, 2006 compared to net earnings of $6,057,000 for last fiscal year's second quarter ended August 28, 2005.

For the six-month period ended August 27, 2006, Park reported net earnings before special items of $17,364,000 compared to net earnings of $12,444,000 for last year's first six-month period. As mentioned above, the Company recorded a pre-tax charge of $1,316,000 in connection with the termination of an insurance arrangement and recognized a tax benefit of $499,000 relating to the insurance termination charge, a tax benefit of $3,500,000 relating to the elimination of valuation allowances and a tax benefit of $1,391,000 relating to the elimination of reserves no longer required. Last year's six-month period included an after-tax charge of $1,059,000 for employment termination benefits related to the reduction in workforce at the Company's Neltec Europe SAS subsidiary in Mirebeau, France, which the Company recorded in the first quarter ended May 29, 2005. Accordingly, net earnings were $21,438,000 for the six-month period ended August 27, 2006 compared to net earnings of $11,385,000 for last year's first six-months.

Park reported diluted earnings per share before special items of $.42 and $.86, respectively for the second quarter and six-month period ended August 27, 2006 compared to $.30 and $.62 for last year's second quarter and six-month period. Diluted earnings per share were $.62 and $1.06, respectively, for the second quarter and six-months ended August 27, 2006 compared to $.30 and $.57, respectively, for last year's second quarter and first six-month period.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (888) 802-2280.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Sunday, September 24, 2006. The conference call replay can be accessed by dialing (888) 203-1112 and entering passcode 4729798 or on the Company's web site at www.parkelectro.com under the caption "Investor Conference Calls".

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com under the caption "Investor Conference Calls".

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to generally accepted accounting principles ("GAAP") financial measures, which include special items, such as insurance arrangement termination charges, tax benefits and employment
termination   benefits  charges.  Accordingly,  in   addition   to
disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company's operating performance, since the Company's on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP operating results before special items to net earnings determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Certain portions of this press release may be deemed to constitute forward looking statements that are subject to various factors which could cause actual results to differ materially from Park's expectations. Such factors include, but are not limited to, general conditions in the electronics industry, Park's competitive position, the status of Park's relationships with its customers, economic conditions in international markets, the cost and availability of utilities, and the various factors set forth in
Item 1A "Risk Factors" and under the caption "Factors That May Affect Future Results" after Item 7 of Park's Annual Report on Form 10-K for the fiscal year ended February 26, 2006.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures high-technology digital and RF/microwave printed circuit materials (the Nelcor product line) and advanced composite materials (the NelcoteTM product line) principally for the telecommunications and internet infrastructure, high-end computing and aerospace markets. Park's core capabilities are in the areas of polymer chemistry formulation and coating technology. The Company's manufacturing facilities are located in Singapore, China, France, Connecticut, New York, Arizona and California.

Additional corporate information is available on the Company's web site at www.parkelectro.com.

The   performance   table   (in  thousands,   except   per   share
amounts-unaudited):

                                  13 weeks Ended       26 weeks Ended
                                  --------------       --------------
                                8/27/06    8/28/05    8/27/06   8/28/05
                                -------    -------   --------  --------
Sales                           $66,518    $52,442   $129,356   $108,118

Net Earnings before Special
Items                           $8,470     $6,057     $17,364    $12,444
Special Items                    4,074         -        4,074    (1,059)
                               -------     ------     -------    -------
   Net Earnings                $12,544     $6,057     $21,438    $11,385

Basic and Diluted Earnings Per
Share:
  Basic Earnings before Special
   Items                         $0.42      $0.30       $0.86      $0.62
  Special Items                   0.20         -         0.20     (0.05)
                               -------     -------    -------    -------

      Basic Earnings Per Share    $0.62      $0.30       $1.06     $0.57

Diluted Earnings before
Special Items                     $0.42      $0.30       $0.86     $0.62
  Special Items                    0.20         -         0.20    (0.05)
                                -------     -------    -------   -------
  Diluted Earnings Per Share      $0.62      $0.30       $1.06     $0.57

Weighted Average Shares Outstanding:

  Basic                          20,183     20,032      20,159   19,989
  Diluted                        20,295     20,223      20,311   20,149


The comparative balance sheets (in thousands):

                                              8/27/06     2/26/06
                                              -------     -------
                                           (unaudited)

     Assets
     -------
	Current Assets
        Cash and Marketable Securities       $192,458    $199,652
        Accounts Receivable, Net               41,299      35,964
        Inventories                            16,319      15,022
        Other Current Assets
                                                4,607       3,023
                                              -------     -------
          Total Current Assets                254,683     253,661

     Fixed Assets, Net                         51,556      54,370
     Other Assets                               6,891       3,281
                                             --------     -------

          Total Assets                       $313,130    $311,312
                                             ========    ========
     Liabilities and Stockholders' Equity
     ------------------------------------
     Current Liabilities
        Accounts Payable                    $  14,893     $13,259
        Accrued Liabilities                    16,885      14,651
        Income Taxes Payable                    7,743      10,817
                                               ------      ------

          Total Current Liabilities            39,521      38,727

     Deferred Income Taxes                      5,185       5,193
     Restructuring Accruals - Non-Current       4,472       4,718
     Liability from Discontinued Operations    17,252      17,251
                                               ------      ------
          Total Liabilities                    66,430      65,889

     Stockholders' Equity                     246,700     245,423
                                              -------     -------

       Total Liabilities and Stockholders'
         Equity  		                     $313,130    $311,312
     							   ========    ========

     Equity Per Share                          $12.22      $12.20
                                               ======      ======

 Detailed operating information (in thousands - unaudited)

                                   13 Weeks Ended              26 Weeks Ended
					     ---------------             --------------
                                 8/27/06        8/28/05      8/27/06   8/28/05
                                 -------        -------      -------   -------

   Net Sales                    $ 66,518       $ 52,442      $129,356  $108,118
   Cost of Sales                  50,474         40,847        96,949    84,493
     %                             75.9%          77.9%         74.9%     78.1%
   Gross Profit                   16,044         11,595        32,407    23,625
      %                            24.1%          22.1%         25.1%     21.9%
   Selling,General and
     Administrative Expenses       6,836           5,953       13,597    12,222
     %                             10.3%           11.3%        10.6%     11.4%
   Profit from Operations          9,208           5,642       18,810    11,403
     %                             13.8%           10.8%        14.5%     10.5%
   Other Income                    1,792           1,483        3,741     2,819
     %                              2.7%            2.8%         2.9%      2.6%
   Pre-Tax Operating Profit       11,000           7,125       22,551    14,222
     %                             16.5%           13.6%        17.4%     13.2%
   Income Tax Provision            2,530           1,068        5,187     1,778
     Effective Tax Rate            23.0%           15.0%        23.0%     12.5%
   Net Profit Before Special Items 8,470           6,057       17,364    12,444
     %                             12.7%           11.5%        13.4%     11.5%

 Special Items:
   Employment Termination
     Benefits Charge                 -               -              -     1,059
     %                               -               -              -      1.0%
   Insurance Arrangement
     Termination Charge            1,316             -          1,316        -
     %                              2.0%             -           1.0%        -
   Income Tax Provision (Benefit) (5,390)            -        (5,390)        -
     Effective Tax Rate           -55.7%             -         -25.4%        -
   After-Tax Special Items         4,074             -          4,074     1,059
     %                              6.1%             -           3.1%      1.0%

After Special Items:
   Earnings Before Income Taxes    9,684           7,125       21,235    13,163
      %                            14.6%           13.6%        16.4%     12.2%
   Income Tax Provision (Benefit (2,860)           1,068        (203)     1,778
     Effective Tax Rate           -29.5%           15.0%        -1.0%     13.5%
   Net Earnings                   12,544           6,057       21,438    11,385
     %                             18.9%           11.5%        16.6%     10.5%




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